PROXY

METLIFE AGGRESSIVE ALLOCATION PORTFOLIO

OF

METROPOLITAN SERIES FUND, INC,

SPECIAL MEETING OF SHAREHOLDERS

February 24, 2011

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the MetLife Aggressive Allocation Portfolio of the Metropolitan Series Fund, Inc. (the “Fund”) hereby appoints Elizabeth M. Forget, Paul G. Cellupica and Peter H. Duffy, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on February 24, 2011, at the offices of Metropolitan Series Fund, Inc., 501 Boylston Street, Boston, Massachusetts 02116, at 10:00 a.m. local time, and at any adjournment thereof (“Meeting”), as follows:

1.	To approve an Agreement and Plan of Reorganization whereby MetLife Aggressive Strategy Portfolio, a series of Met Investors Series Trust, will (i) acquire all of the assets of MetLife Aggressive Allocation Portfolio, a series of the Fund; and (ii) assume all of the liabilities of the Fund’s MetLife Aggressive Allocation Portfolio.

FOR    [            ]                     AGAINST    [            ]                     ABSTAIN    [            ]

Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

Dated: , 2011

Name of Insurance Company

Name and Title of Authorized Officer

Signature of Authorized Officer

METLIFE AGGRESSIVE ALLOCATION PORTFOLIO

Name(s) of Separate Account(s)

Of the Insurance Company

Owning Shares in this Portfolio:

                     Insurance Company

Separate Account

	3 EASY WAYS TO VOTE	METROPOLITAN SERIES FUND, INC.
1. 2. 3.

Return this voting instruction form using the enclosed postage-paid envelope.

Vote by Internet – see instructions in Prospectus/Proxy Statement.

Vote by telephone-see instructions in Prospectus/Proxy Statement.

METLIFE AGGRESSIVE ALLOCATION PORTFOLIO 501 Boylston Street, Boston, Massachusetts 02116 VOTING INSTRUCTION FORM FOR THE Special Meeting of Shareholders February 24, 2011, 10:00 a.m.
*** CONTROL NUMBER: ***

METLIFE AGGRESSIVE ALLOCATION PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the “Company”) to vote the shares of the MetLife Aggressive Allocation Portfolio (the “Portfolio”), a series of the Metropolitan Series Fund, Inc. (the “Fund”), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Metropolitan Series Fund, Inc., 501 Boylston Street, Boston, Massachusetts 02116, at 10:00 a.m. Eastern time on February 24, 2011, and at any adjournments thereof.

The Company and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct the Company to vote “FOR” the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.

Receipt of the Notice of Special Meeting and the related Prospectus/Proxy Statement is hereby acknowledged.

Date , 2011

PLEASE SIGN IN BOX BELOW

Signature – Please sign exactly as your name appears at left. If joint owners, either party may sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Please fold and detach card at perforation before mailing.

The Board of Directors of the Fund has proposed the matter described below.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

	FOR	AGAINST	ABSTAIN

To approve an Agreement and Plan of Reorganization whereby MetLife Aggressive Strategy Portfolio, a series of Met Investors Series Trust, will (i) acquire all of the assets of MetLife Aggressive Allocation Portfolio, a series of the Metropolitan Series Fund, Inc. (the “Fund”); and (ii) assume all of the liabilities of the Fund’s MetLife Aggressive Allocation Portfolio.	[ ]	[ ]	[ ]